Exhibit 99.1

DADE BEHRING

DADE BEHRING INC.         Tel:  +1 (847) 267-5300

1717 Deerfield Road                Fax:  +1 (847) 267-1699

P.O. Box 778

Deerfield, IL 60015-0778

Contact:                 Nancy Krejsa  (847) 267-5483

DADE BEHRING REPORTS RECORD REVENUE FOR THE FOURTH
QUARTER AND FULL YEAR, 2006

Company continues to generate strong cash earnings

Deerfield, IL (February 14, 2007) — Dade Behring Holdings, Inc. (NASDAQ:DADE) today announced record revenue of $455 million for the quarter ended December 31, 2006, an increase of 8 percent over the same period in 2005. Global revenue for 2006 was a record $1.74 billion, reflecting a year-over-year increase of 5 percent. On a constant currency basis1, revenue grew 5.0 percent and 4.6 percent for the fourth quarter and full year, respectively.

Earnings per share for the fourth quarter were $0.23, or 39 percent lower than prior year, and $1.36 for the full year 2006, the same as the full year 2005. Both fourth quarter and full year 2006 earnings per share were negatively impacted by incremental stock-based compensation expense associated with the 2006 adoption of FAS 123R, and a one-time pretax charge of $21 million, or $0.15 per share after-taxes, relating to the Company’s previously announced organizational restructuring effort.

“The strong financial and operational progress we achieved in 2006 is a direct result of successfully executing our business strategy,” said Jim Reid-Anderson, Chairman, President and CEO, Dade Behring. “We have enhanced our future capabilities, further solidifying the Company’s position as a competitive leader in clinical diagnostics and enabling us to continue creating value for our shareholders.”

Investments in research and development increased 11 percent to $42.2 million in the fourth quarter and grew 14 percent or $19 million to $161 million for the full year. Research and development spending for 2006 represented 9.2 percent of revenue, up from 8.5 percent in 2005. Incremental spending was primarily related to system architecture and test menu development for the Company’s recently launched Dimension Vista® System.

Cash flow from operations, after investing activities and excess tax benefits from stock-based compensation, was $47 million and $156 million for the fourth quarter and full year, 2006, respectively. In the fourth quarter, the Company repurchased $138 million of its common stock by using free cash flow and incremental borrowings from its revolving credit facility, bringing the total share repurchases for the year to $293 million. Since the inception of the share repurchase plan in the third quarter of 2005, the Company has repurchased $405 million or 11 percent of the outstanding shares. During the fourth quarter, 2006, the Dade Behring Board of Directors authorized an incremental five million shares of common stock for repurchase, following two prior authorizations of five million shares each. As of December 31, 2006, 4.2 million shares remain authorized for repurchase.

“We are fortunate to benefit from a steady cash flow, resulting from a stable revenue stream and efficient operations,” said John Duffey, Chief Financial Officer, Dade Behring. “Over the last several years we have effectively deployed capital by re-investing it in new product development, and more recently, by aggressively repurchasing the Company’s common stock.”

Fourth quarter cash earnings per share2 increased 14 percent to $0.40. Full year cash earnings per share of $2.17 increased 28 percent over prior year, with 2005 cash earnings

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per share being negatively impacted by a $24 million or $0.16 per share make-whole payment to bondholders as part of the Company’s second quarter 2005 debt refinancing initiative.

Fourth quarter and full year 2006 stock-based compensation expense was $5.9 million and $20.9 million, as compared to $1.1 million and $4.7 million for the same periods in 2005.

Operational Highlights

In 2006, the Company’s global installed base of instruments grew 6.5 percent to 40,600, with fourth quarter, 2006 growth of 1.9 percent.

Revenue growth for both the fourth quarter and full-year continued to be fueled primarily by the Dimension® chemistry/immunochemistry family of products, and cardiovascular and hemostasis testing. Revenue in the United States grew 5.0 percent over the prior year fourth quarter and grew 5.2 percent over the full year 2005. Revenue outside the United States grew 4.9 percent and 4.1 percent for the same time periods, respectively, on a constant currency basis.

Dimension®Achieves Global Market Leadership

In 2006, Dade Behring’s Dimension® family of products became the market leader in central laboratory clinical diagnostics testing, with annual revenue in excess of $800 million. The unique technology of the Dimension systems integrates multiple testing disciplines into one analyzer, providing customers improved efficiency and productivity in their laboratories. “Having Dimension become the world’s largest brand in the central laboratory market is a major milestone for Dade Behring and a source of great pride for our employees,” said Jim Reid-Anderson. “We believe the recently released Dimension Vista® technology will advance Dade Behring’s system integration capabilities and further solidify the Company’s market leader position.”

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In December, 2006,the Company launched the Dimension Vista® 1500 Intelligent Lab System, the industry’s first ultra-integrated analyzer for high-volume clinical laboratories. Using four advanced detection technologies, the system offers laboratory technicians the capability to efficiently run a broad menu of high-quality diagnostic tests on one analyzer.

Fourth Quarter 2006 Announcements

During the fourth quarter, the Dade Behring Board of Directors approved a plan to consolidate the Company’s Cupertino, California reagent production operations into its Glasgow, Delaware manufacturing facility and streamline the Company’s organizational structure, with the goal of improving the Company’s profitability and return on invested capital.

The Company also announced the appointment of Mr. Donal Quinn, previously President, Global Customer Management, to the role of Chief Operating Officer and Mr. Mark Wolsey-Paige, previously Senior Vice President, Strategy and Technology, to the role of Chief Strategy and Technology Officer, effective January 1, 2007.

Also, the Company announced the introduction of the MicroScan® microbiology test panels that automate the process of confirming the presence of Extended Spectrum B-Lactamase (ESBL) in certain bacteria. ESBLs are enzymes that cause bacteria to become antibiotic resistant. Confirming test results more rapidly assists physicians in choosing the best antibiotic therapy for their patients sooner than before.

In addition, the Company signed a license and cooperation agreement with Euro-Diagnostica, granting rights to Dade Behring for the use of cyclic citrullinated peptides (CCP). An anti-CCP test could aid physicians in diagnosing rheumatoid arthritis — the most common type of autoimmune arthritis.

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About Dade Behring

With 2006 revenue of more than $1.7 billion, Dade Behring is the world’s largest company solely dedicated to clinical diagnostics. It offers a wide range of products, systems and services designed to meet the day-to-day needs of clinical laboratories, delivering innovative solutions to customers and enhancing the quality of life for patients. Additional company information is available on the Internet at www.dadebehring.com.

This press release may contain “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward statements include information regarding the intent, belief or current expectation of the company and members of its senior management team, including, without limitation, expectations regarding prospective performance and opportunities and the outlook for the company’s businesses, performance, opportunities and regulatory approval. In addition, the company is in the process of a major new product launch, which involves risks and uncertainties regarding product performance, costs of introduction and support, and customer acceptance. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by the company.

1. “Constant currency” is not a U.S. GAAP defined measure. The Company believes this measure provides a meaningful analysis of the underlying activity, since it eliminates the effect of changes in foreign currency exchange rates. Changes on a constant currency basis have been calculated by comparing reported current year amounts to prior year amounts in local currency translated at the foreign currency exchange rates for the current year. “Constant currency,” as defined or presented by the Company, may not be comparable to similarly titled measures reported by other companies.

2. “Cash earnings per share” is not a U.S. GAAP defined measure. The Company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciation/amortization impacts relating to the revaluation of assets during the Company’s 2002 restructuring.

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Dade Behring Holdings, Inc.

Revenue By Product Line

and Region (unaudited)

(Dollars in millions)

	Quarter Ended December 31,
			% Change
				On a Constant
Product Line	2006	2005	Reported	Currency Basis*
Core Products
Core Chemistry	$295.8	$270.6	9.3%	6.6%
Hemostasis	83.2	77.0	8.1%	3.6%
Microbiology	45.0	43.8	2.7%	1.7%
Infectious Disease Diagnostics	23.8	21.1	12.8%	5.7%
Total Core Products	447.8	412.5	8.5%	5.5%
Non-Core Products	7.6	8.3	-8.4%	-16.5%
Total	$455.4	$420.8	8.2%	5.0%

Region
United States	$209.1	$199.1	5.0%	5.0%
Non-U.S.	246.3	221.7	11.1%	4.9%
Total	$455.4	$420.8	8.2%	5.0%

	Twelve-Months Ended December 31,
			% Change
				On a Constant
Product Line	2006	2005	Reported	Currency Basis*
Core Products
Core Chemistry	$1,140.1	$1,074.8	6.1%	5.9%
Hemostasis	316.7	298.7	6.0%	5.4%
Microbiology	166.1	164.8	0.8%	1.6%
Infectious Disease Diagnostics	89.4	86.4	3.5%	2.4%
Total Core Products	1,712.3	1,624.7	5.4%	5.2%
Non-Core Products	26.9	33.4	-19.5%	-22.8%
Total	$1,739.2	$1,658.1	4.9%	4.6%

Region
United States	$805.9	$766.3	5.2%	5.2%
Non-U.S.	933.3	891.8	4.7%	4.1%
Total	$1,739.2	$1,658.1	4.9%	4.6%

*       “Constant currency” is not a U.S. GAAP defined measure.  The company believes this measure provides a meaningful analysis of the underlying activity, since it eliminates the effect of changes in foreign currency exchange rates. The change in sales on a constant currency basis has been calculated by comparing reported current year sales to prior year sales in local currency translated at the foreign currency exchange rates for the current year.  “Constant currency,” as defined or presented by the company, may not be comparable to similarly titled measures reported by other companies.

Dade Behring Holdings, Inc.

Consolidated Balance Sheets (unaudited)

	December 31,	December 31,
(Dollars in millions, except share-related data)	2006	2005
Assets
Current assets:
Cash and cash equivalents	$24.4	$34.6
Accounts receivable, net	359.5	315.7
Inventories	189.7	165.0
Prepaid expenses and other current assets	23.2	24.5
Deferred income taxes	115.9	54.2
Total current assets	712.7	594.0

Property, plant and equipment, net	488.5	429.5
Deferred income taxes	138.6	199.3
Identifiable intangible assets, net	339.0	356.9
Goodwill	169.6	187.8
Other assets	27.0	33.1
Total assets	$1,875.4	$1,800.6

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt	$14.8	$5.5
Accounts payable	78.9	75.4
Accrued liabilities	273.6	248.8
Total current liabilities	367.3	329.7

Long-term debt	495.0	386.0
Deferred income taxes	33.5	16.6
Other liabilities	170.4	159.9
Total liabilities	1,066.2	892.2

Commitments and contingencies
Shareholders’ equity:
Common stock: $.01 par value; 150,000,000 shares authorized at
December 31, 2006 and December 31, 2005, respectively; 82,860,364 and
88,029,061 shares issued and outstanding at December 31, 2006 and
December 31, 2005, respectively	0.8	0.9
Additional paid-in capital	475.0	708.8
Unearned stock-based compensation	—	(3.6)
Retained earnings	299.1	196.3
Accumulated other comprehensive income	34.3	6.0
Total shareholders’ equity	809.2	908.4
Total liabilities and shareholders’ equity	$1,875.4	$1,800.6

Dade Behring Holdings, Inc.

Consolidated Statements of Operations (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
(Dollars in millions, except per share data)	2006	2005	2006	2005
Net sales	$455.4	$420.8	$1,739.2	$1,658.1
Cost of goods sold	210.0	190.4	788.1	741.3
Gross profit	245.4	230.4	951.1	916.8

Operating costs and expenses:
Marketing and administrative expenses	146.7	136.0	565.4	548.6
Research and development expenses	42.2	38.0	160.7	141.5
Restructuring expense	21.3	—	21.3	—
Income from operations	35.2	56.4	203.7	226.7

Other income (expense):
Interest expense	(7.7)	(7.6)	(26.9)	(43.5)
Interest income	0.8	1.0	4.2	4.3
Foreign exchange (loss) gain	(1.4)	2.2	(1.2)	1.3
Loss on redemption/purchase of senior subordinated notes	—	—	—	(24.0)
Other	(0.4)	0.6	(1.6)	(0.1)
Income before income tax expense	26.5	52.6	178.2	164.7
Income tax expense	7.2	18.3	58.2	39.8
Net income	$19.3	$34.3	$120.0	$124.9

Basic shares outstanding	84.7 million	88.4 million	86.5 million	88.5 million
Diluted shares outstanding	85.8 million	91.3 million	88.0 million	91.9 million

Basic earnings per common share	$0.23	$0.39	$1.39	$1.41
Diluted earnings per common share	$0.23	$0.38	$1.36	$1.36

Operating Cash Flow to Cash Earnings reconciliation:
Operating Cash Flow	$101.6	$101.0	$318.9	$294.0
Net changes in balance sheet items not in earnings; loss on disposal of fixed assets	(33.3)	(29.1)	(17.6)	(1.4)
Capital expenditures and investment in licensing agreements	(57.2)	(51.0)	(175.4)	(153.0)
Restructuring expense	21.3	—	21.3	—
Income tax expense	7.2	18.3	58.2	39.8
Cash paid during the period for taxes	(5.1)	(7.5)	(14.4)	(23.3)
Cash Earnings (1)	$34.5	$31.7	$191.0	$156.1

Net income to Cash Earnings reconciliation:
Net income	$19.3	$34.3	$120.0	$124.9
Depreciation and amortization (including amortization of debt issuance costs)	43.1	36.5	160.4	163.0
Capital expenditures and investment in licensing agreements	(57.2)	(51.0)	(175.4)	(153.0)
Stock-based compensation expense	5.9	1.1	20.9	4.7
Restructuring expense	21.3	—	21.3	—
Income tax expense	7.2	18.3	58.2	39.8
Cash paid during the period for taxes	(5.1)	(7.5)	(14.4)	(23.3)
Cash Earnings (1)	$34.5	$31.7	$191.0	$156.1

Net income to Bank EBITDA reconciliation:
Net income	$19.3	$34.3	$120.0	$124.9
Depreciation and amortization (including amortization of debt issuance costs)	43.1	36.5	160.4	163.0
Non-cash charges:
Loss on disposal of fixed assets	1.9	1.9	5.2	3.6
Stock-based compensation expense	5.9	1.1	20.9	4.7
Non-recurring charges:
Non-recurring charges related to restructuring costs	21.3	—	21.3	—
Loss on redemption/purchase of senior subordinated notes	—		—	24.0
Income tax expense	7.2	18.3	58.2	39.8
Interest expense, net (excluding amortization of debt issuance costs)	6.7	6.4	22.1	28.9
Bank EBITDA (2)	$105.4	$98.5	$408.1	$388.9

(1)“Cash earnings” is not a U.S. GAAP defined measure. The Company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciation/amortization impacts relating to the revaluation of assets during the Company’s 2002 restructuring.

(2)“Bank EBITDA” is not a U.S. GAAP defined measure. The Company believes this measure provides meaningful information to creditors and is defined in the Company’s Credit Agreement. Bank EBITDA adds back to net income: net interest expense, income tax expense, depreciation and amortization, loss on disposal of fixed assets, non-cash stock-based compensation expense and non-recurring items such as restructuring expense.

Dade Behring Holdings, Inc.

Consolidated Statements of Cash Flows (unaudited)

	Year Ended	Year Ended
(Dollars in millions)	December 31, 2006	December 31, 2005

Operating Activities:
Net income	$120.0	$124.9
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization expense	160.4	163.0
Net loss on disposal of fixed assets	5.2	3.6
Stock-based compensation expense	20.9	4.7
Provisions for restructuring reserve	21.3	—
Deferred income taxes	28.0	23.2
Changes in balance sheet items	(36.9)	(25.4)
Net cash flow provided by operating activities	318.9	294.0

Investing Activities:
Capital expenditures	(174.7)	(149.0)
Investment in licensing agreements	(0.7)	(4.0)
Net cash flow utilized for investing activities	(175.4)	(153.0)

Financing Activities:
Net borrowings related to short-term debt	8.9	(2.3)
Repayments of borrowings under former bank credit agreement	—	(158.3)
Redemption/purchase of senior subordinated notes	—	(275.0)
Borrowings under new revolving credit facility	848.1	701.7
Repayments of borrowings under new revolving credit facility	(739.1)	(315.7)
Payment of debt issuance costs	(0.6)	(2.7)
Proceeds from exercise of stock options	22.7	28.0
Proceeds from employee stock purchase plan	9.5	8.8
Excess tax benefits from stock-based compensation	12.7	—
Repurchases of common stock	(293.0)	(111.8)
Dividends paid	(17.2)	(8.0)
Net cash flow utilized for financing activities	(148.0)	(135.3)

Effect of foreign exchange rates on cash	(5.7)	(1.1)

Net increase (decrease) in cash and cash equivalents	(10.2)	4.6

Cash and Cash Equivalents:
Beginning of Period	34.6	30.0

End of Period	$24.4	$34.6